SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC 20549


                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  December 4, 1995


                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)

                            Kansas
                   (State of incorporation)

        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)

720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant`s telephone number:  (316-231-3390)



Item 5.     Other events

       On December 1, 1995, NPC International, Inc. announced that it was served on November 28, 1995, with a second action which was filed in the District Court of Crawford County, Kansas by Harbor Finance Partners, a Colorado partnership, against NPC International, Inc., and certain directors of the Company. The suit seeks class action status, injunctive relief, unspecified monetary damages and attorney fees arising from the proposal of Mr. Bicknell, Chairman of the Board and Chief Executive Officer, James K. Schwartz, President and Chief Operating Officer, and Troy
D. Cook, Vice President Finance and Chief Financial Officer (the ``Management Group``) to purchase the publicly held common stock of the Company for $9.00 per share. On November 15, 1995, the Company announced the filing of a lawsuit in the District Court of Wyandotte County, Kansas which makes similar allegations and seeks comparable relief. The Company believes that both of these lawsuits are without merit and will defend against them vigorously.

      NPC has delegated the authority to review and evaluate the proposed transaction with the Management Group to a Special Committee of the Board of Directors consisting of the independent directors. The Special Committee has retained CS First Boston as its independent financial advisor and has retained its own legal counsel to assist the Special Committee.

     The following Exhibits follow:

          Exhibit 1 - Class Action Petition, Case No. 95C219P
          Exhibit 2 - Press Release dated December 1, 1995


                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NPC INTERNATIONAL, INC.

Date:  December 4, 1995       By: Troy Cook
                              Vice President and
                              Chief Financial Officer